Exhibit 10.2

ELEVENTH AMENDMENT AND WAIVER TO LOAN AGREEMENT

This ELEVENTH AMENDMENT AND WAIVER TO LOAN AGREEMENT (this “Amendment”) is dated as of August 31, 2004, by and among CELLSTAR CORPORATION, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries signatory hereto (together with Parent, each an individual “Borrower”, and collectively, the “Borrowers”), the lenders signatory hereto (the “Lenders”), and WELLS FARGO FOOTHILL, INC., in its capacity as agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Agent have entered into that certain Loan and Security Agreement dated as of September 28, 2001, as amended by that certain First Amendment to Loan Agreement dated as of October 12, 2001, as further amended by that certain Second Amendment to Loan Agreement dated as of February 11, 2002, as further amended by that certain Third Amendment and Waiver to Loan Agreement dated as of May 9, 2002, as further amended by that certain Fourth Amendment to Loan Agreement effective as of May 9, 2002, as further amended by that certain Fifth Amendment to Loan Agreement dated as of November 13, 2002, as further amended by that certain Sixth Amendment to Loan Agreement dated as of February 6, 2003 as further amended by that certain Seventh Amendment to Loan Agreement dated as of February 28, 2003, as further amended by that certain Eighth Amendment and Waiver to Loan and Security Agreement dated as of May 31, 2003, as further amended by that certain Consent and Waiver and Ninth Amendment to Loan and Security Agreement dated as of February 24, 2004, and as further amended by that certain Tenth Amendment to Loan Agreement dated as of March 31, 2004 (as the same may be further modified, amended, restated or supplemented from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed to make loans and other financial accommodations to the Borrowers from time to time;

WHEREAS, the Borrowers have requested that the Agent and the Lenders amend certain terms of the Loan Agreement; and

WHEREAS, the Agent and the Lenders have agreed to the requested amendments on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

1. Amendments to Section 1.1 of the Loan Agreement.

(a) Section 1.1 of the Loan Agreement, “Definitions”, is hereby modified and amended by deleting the existing definition of “Applicable Prepayment Premium” set forth therein and inserting the following definition in substitution thereof:

““Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 5%

times the Maximum Revolver Amount, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 4% times the Maximum Revolver Amount, (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 3% times the Maximum Revolver Amount, (d) during the period of time from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, 2% times the Maximum Revolver Amount, (e) during the period of time from and including the fourth anniversary of the Closing Date up to the date that is the fifth anniversary of the Closing Date, 1% times the Maximum Revolver Amount, and (f) during the period of time from and including the fifth anniversary of the Closing Date up to the Maturity Date, 0.5% times the Maximum Revolver Amount, provided, however, if the Applicable Prepayment Premium, as calculated hereunder, when added to all interest and other charges for the use of money as contemplated by the Official Code of Georgia Annotated, Section 7-4-18 (the “Interest Charges”) exceeds 5% per month (the “Legal Limit”), the amount of such Applicable Prepayment Premium shall be reduced to an amount which when added to the Interest Charges would equal the Legal Limit less $1.00.”

(b) Section 1.1 of the Loan Agreement, “Definitions”, is hereby modified and amended by deleting the existing definition of “Base Rate Margin” set forth therein and inserting the following definition in substitution thereof:

““Base Rate Margin” means 0.5 percentage points.”

(c) Section 1.1 of the Loan Agreement, “Definitions”, is hereby modified and amended by deleting the existing definition of “LIBOR Rate Margin” set forth therein and inserting the following definition in substitution thereof:

““LIBOR Rate Margin” means 3.5 percentage points.”

(d) Section 1.1 of the Loan Agreement, “Definitions”, is hereby modified and amended by deleting the existing definition of “Fixed Charge Coverage Ratio” set forth therein and inserting the following definition in substitution thereof:

““Fixed Charge Coverage Ratio” means, with respect to any Person during any fiscal period and without duplication, the ratio for such Person during such fiscal period, of (a) EBITDA, minus (i) cash capital expenditures, minus (ii) tax expense (excluding amounts to be offset by any net operating losses) for such Person during such fiscal period, plus cash tax refunds received in such period, plus (iii) Restructuring Expenses incurred during such fiscal period, plus (iv) to the extent deducted in calculating net earnings for the Subsidiaries operating within the geographic area comprising Asia, expenses in an aggregate amount of up to $6,500,000 incurred prior to November 30, 2004, in connection with the initial public offering of the Stock of any such Subsidiaries, to (b) (i) principal payments made by such Person on any Indebtedness during such fiscal period (other than (A) refinancings permitted by Section 7.1(d), (B) payments on Advances, (C) payments on revolving loans under any Permitted Foreign Subsidiary Credit Facility to the extent available to be reborrowed under such facility or to the extent cash collateral is released as a result thereof, (D) payments under any Permitted Foreign Subsidiary Credit Facility with an initial term, including any permitted extensions thereof, of six (6) months or less, (E) cash payments on the Convertible Subordinated Debt required by Section 6.16, (F) refinancings of debt of a Foreign Subsidiary with the proceeds of a credit facility obtained by another Foreign Subsidiary within the same non-U.S. geographic region, (G) principal payments on a revolving credit facility of CellStar-Intercall AB (Cellstar Sweden) in an aggregate amount not exceeding $10,000,000 during any fiscal year, (H) principal payments on any accounts receivable factoring facility of CellStar Mexico to the extent such facility is with recourse to CellStar Mexico in an aggregate amount not exceeding $30,000,000 during any fiscal year, and (I) principal payments on any foreign accounts receivable factoring facility or other credit facility of CellStar Ltd. and/or National Auto Center, Inc. to the extent such facility is with recourse to CellStar Ltd. and/or National Auto Center, Inc.), and (ii) cash interest expense (other than interest expense on a principal amount of up to (A) $10,000,000 borrowed by CellStar-Intercall AB (Cellstar Sweden) under a revolving credit facility, (B) $30,000,000 borrowed by CellStar Mexico under an accounts receivable factoring facility, and (C) $30,000,000 borrowed by CellStar Mexico under a revolving credit facility) minus cash interest income during such fiscal period.”

(e) Section 1.1 of the Loan Agreement, “Definitions”, is hereby modified and amended by deleting the existing definition of “Restructuring Plan” set forth therein and inserting the following definition in substitution thereof:

““Restructuring Plan” means the Borrowers’ plan to (a) discontinue its foreign operations in the United Kingdom, Argentina, Ireland, Barbados, Peru, the Philippines and Singapore, (b) maximize the value to the Parent of its operations in Sweden, The Netherlands, Colombia and Chile, and (c) dispose, if appropriate, of the assets used in connection with such foreign operations through an asset sale, stock sale or otherwise, including the divestiture or liquidation of the Restructuring Subsidiaries.”

(f) Section 1.1 of the Loan Agreement, “Definitions”, is hereby modified and amended by deleting the existing definition of “Restructuring Subsidiaries” set forth therein and inserting the following definition in substitution thereof:

““Restructuring Subsidiaries” means the following Subsidiaries: CellStar S.A., CellStar Argentina S.A., CellStar de Colombia, Ltda, CellStar del Peru, S.A., Celular Express del Peru S.A.C., Quick Cellular S.A.C., CellStar Chile, S.A., CellStar (UK) Ltd., CellStar Netherlands B.V., CellStar Holding AB, CellStar-Intercall AB, CellStar Ireland, CellStar Foreign Sales Corporation, CellStar Pacific pte Ltd. and CellStar Philippines, Inc.”

2. Amendment to Section 3.4 of the Loan Agreement. Section 3.4 of the Loan Agreement, “Term”, is hereby modified and amended by deleting the first sentence thereof in its entirety and by inserting the following in substitution thereof:

“This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on the earlier of (x) 60 days prior to the maturity date of the Convertible Subordinated Debt consisting of Parent’s 12% Senior Subordinated Notes due 2007 or (y) September 27, 2007 (the “Maturity Date”).”

3. Amendment to Section 7.6 of the Loan Agreement. Section 7.6 of the Loan Agreement, “Guarantee”, is hereby modified and amended by deleting the word “and” before clause (c) thereof and by inserting the following to the end of said Section 7.6:

“, and (d) guarantees by Parent of the key executive employment agreements of any of its subsidiaries entered into in the ordinary course of business.”

4. Amendments to Section 7.20 of the Loan Agreement.

(a) Section 7.20 of the Loan Agreement, “Financial Covenants”, is hereby modified and amended by deleting subsection (a) in its entirety and by inserting the following in substitution thereof:

“(a) Consolidated Tangible Net Worth. Parent and its Subsidiaries, taken as a whole, shall not permit Consolidated Tangible Net Worth to be less than the required amount set forth in the following table as of the last day of each fiscal quarter as set forth below, and for each month following such quarter-end date until the next fiscal quarter-end calculation:

Applicable Amount	Applicable Period
Initial Consolidated Tangible Net Worth, plus (a) 100% of the gain or loss, if any, realized as a result of forgiveness of any Convertible Subordinated Debt (after taxes), plus (b) 100% of the additional paid-in capital resulting from the conversion of the Convertible Subordinated Debt, plus (c) 80% of net income of the Parent and its Subsidiaries on a consolidated basis (without any deduction for losses) on a cumulative basis from September 1, 2001 to, and including February 28, 2002, plus (d) 75% of net income of the Parent	Beginning with the fiscal quarter ended November 30, 2002 through the Maturity Date.

Applicable Amount	Applicable Period
and its Subsidiaries, on a consolidated basis (without any deduction for losses) on a cumulative basis from March 1, 2002 for each quarter ended thereafter through such date of determination, minus (e) 100% of the Restructuring Expenses on a cumulative basis through such date of determination not to exceed $30,000,000, minus (f) 100% of the Undistributed Earnings Charge not to exceed $55 Million, minus (g) expenses in an aggregate amount of up to $6,500,000 incurred by Borrowers prior to November 30, 2004, in connection with the initial public offering of the Stock of any Subsidiaries operating within the geographic area comprising Asia

(b) Section 7.20 of the Loan Agreement, “Financial Covenants”, is hereby modified and amended by deleting subsection (b) in its entirety and by inserting the following in substitution thereof:

“(b) Fixed Charge Coverage Ratio for Asia and Latin America. Fail to maintain a Fixed Charge Coverage Ratio of at least the required ratio set forth in the following table as of the last day of each fiscal quarter beginning November 30, 2001, calculated for the immediately preceding four fiscal quarter period for the applicable region, on an individual basis:

Required Ratio	Applicable Region

0.00:1.0for the fiscal quarter ending on or about August 31, 2003;

(0.75):1.0for the fiscal quarter ending on or about November 30, 2003;

(1.50):1.0for the fiscal quarter ending on or about February 28, 2004;

Subsidiaries operating within the geographic area comprising Asia

Required Ratio	Applicable Region

2.0:1.0for the fiscal quarters ending on or about May 31, 2004 and August 31, 2004;

1.50:1.0for the fiscal quarter ending on or about November 30, 2004;

1.0:1.0for the fiscal quarter ending on or about February 28, 2005; and

for each fiscal quarter end thereafter, 2.0:1.0

2.0:1.0	Subsidiaries operating within the geographic area comprising Latin America

Notwithstanding the foregoing, for any period in which a Fixed Charge Coverage Ratio is calculated hereunder for the Asia and Latin America regions, if, for any region on an individual basis, the result of the calculation set forth in clause (b) of the definition of Fixed Charge Coverage Ratio hereunder for the Asia and Latin America regions, respectively is less than or equal to zero, no Fixed Charge Coverage Ratio will be tested pursuant to this subsection (b).”

(c) Section 7.20 of the Loan Agreement, “Financial Covenants”, is hereby modified and amended by deleting subsection (c) in its entirety and by inserting the following in substitution thereof:

“(c) Fixed Charge Coverage Ratio for the Domestic Business Unit. Fail to maintain a Fixed Charge Coverage Ratio of at least the required ratio set forth in the following table calculated as of August 31, 2001 for the three quarter fiscal period then ended, and as of November 30, 2001 and each fiscal quarter end thereafter, for the immediately preceding four fiscal quarter period, for the Domestic Business Unit:

Required Ratio prior to giving effect to conversion, exchange, refinance, or extension of 80% of Convertible Subordinated Debt pursuant to Section 6.16(a)	Required Ratio after giving effect to conversion, exchange, refinance, or extension of 80% of Convertible Subordinated Debt pursuant to Section 6.16(a)	Test Date

1.10:1.0	1.10:1.0	August 31, 2001

1.10:1.0	1.25:1.0	November 30, 2001

1.10:1.0	1.25:1.0	February 28, 2002

1.10:1.0	1.25:1.0	May 31, 2002

1.10:1.0	1.25:1.0	August 31, 2002

1.50:1.0	1.50:1.0	November 30, 2002, February 28, 2003, May 31, 2003, August 31, 2003, November 30, 2003, February 28, 2004, May 31, 2004 and August 31, 2004

(0.50):1.0	(0.50):1.0	November 30, 2004

1.0:1.0	1.0:1.0	February 28, 2005

1.50:1.0	1.50:1.0	May 31, 2005 and each fiscal quarter ended thereafter

Notwithstanding the foregoing, for any period in which a Fixed Charge Coverage Ratio is calculated hereunder for the Domestic Business Unit, where the result of the calculation set forth in clause (b) of the definition of Fixed Charge Coverage Ratio hereunder for the Domestic Business Unit, taken as a whole, is less than or equal to zero, no Fixed Charge Coverage Ratio will be tested pursuant to this subsection (c).”

5. Waivers.

(a) Subject to the terms and conditions set forth herein, the Agent and the Lenders hereby waive compliance with, and waive the Defaults and Events of Default arising under the Loan Agreement, applicable to:

(i) Borrowers failing to maintain a Fixed Charge Coverage Ratio for their Subsidiaries operating within Asia of 2.0:1.0 for the fiscal quarter ending August 31, 2004 as required under Section 7.20(b) of the Loan Agreement; and

(ii) Borrowers failing to maintain a Fixed Charge Coverage Ratio for the Domestic Business Unit of 1.50:1.0 for the fiscal quarter ending August 31, 2004 as required under Section 7.20(c) of the Loan Agreement;

(b) Subject to the terms and conditions set forth herein, the Agent and the Lenders hereby waive compliance with the requirement that Borrowers provide 30 days written notice to Agent of the dissolution or liquidation of CellStar Air Services, Inc., A&S Air Services, Inc., CellStar Telecom, Inc. and Florida Properties, Inc. (collectively the “Inactive Borrowers”) as required under Section 7.3(ii) of the Loan Agreement; provided that the Borrowers shall deliver documentation within 3 Business Days of such dissolution or liquidation evidencing that such dissolution or liquidation of such Inactive Borrower results in the assets (or proceeds received from the sale of such assets) of such Inactive Borrower being owned by (or transferred to, in connection with the proceeds from the sale of such assets) a Borrower; and

(c) Subject to the terms and conditions set forth herein, the Agent and the Lenders hereby waive compliance with the requirement that Borrowers provide 30 days written notice to Agent of the dissolution or liquidation of CellStar Philippines, Inc. (“CellStar Philippines”) as required under Section 7.3(iii) of the Loan Agreement; provided that the Borrowers shall deliver documentation within 3 Business Days of such dissolution or liquidation evidencing that such dissolution or liquidation of CellStar Philippines results in the assets (or proceeds received from the sale of such assets) of CellStar Philippines being owned by (or transferred to, in connection with the proceeds from the sale of such assets) a Borrower or another Subsidiary in which Agent has a valid perfected first priority Lien in the Stock of such transferee Subsidiary;

provided, further that in no event shall such waivers waive any other requirement or hinder, restrict or otherwise modify the rights and remedies of the Agent and the Lenders following the occurrence of any other failure to comply with Section 7.20 or Section 7.3, or the occurrence of any Default or Event of Default under the Loan Agreement.

6. No Other Amendments. Except as set forth in Section 6 above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments and waivers set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or a course of dealing with the Agent or the Lenders at variance with the Loan Agreement such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower acknowledges and expressly agrees that the Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. The Borrowers have no knowledge of any challenge to the Agent’s or any Lenders’ claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

7. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the Agent shall have received each of the following:

(a) fully executed and delivered counterparts of this Amendment by the Borrowers, the Lenders and the Agent

(b) payment of a Lenders’ amendment fee from the Borrowers in the amount of $50,000 (it being understood that, by execution and delivery of this Amendment, the Borrowers authorize the Agent to charge the Borrowers’ Loan Account for such fee and such amount shall thereafter accrue interest at the rate applicable to Advances under the Loan Agreement in accordance with Section 2.6 of the Loan Agreement) which shall be for the benefit of the Lenders in accordance with each Lender’s Pro Rata Share; and

(c) such other information, documents, instruments or approvals as the Agent or the Agent’s counsel may reasonably require.

8. Representations and Warranties of Borrowers. Each Borrower represents and warrants to the Agent and the Lenders as follows:

(a) Each Borrower is a corporation or limited partnership organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction indicated on the signature pages hereto and in all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;

(b) The execution, delivery, and performance by each Borrower of this Amendment are within such Borrower’s corporate or partnership authority, have been duly authorized by all necessary corporate or partnership action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower’s shareholders, partners, or members or any approval or consent of any Person under any material contractual obligation of any Borrower;

(c) The execution, delivery, and performance by each Borrower of this Amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person;

(d) This Amendment and all other documents contemplated hereby, when executed and delivered by each Borrower will be the legally valid and binding obligations of such Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; and

(e) No Default or Event of Default is existing.

9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of a signature page hereto by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be as effective as delivery of a manually executed counterpart hereof.

10. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

11. Costs, Expenses and Taxes. The Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

12. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia, and shall be construed, interpreted, performed and enforced in accordance therewith, without reference to the conflict or choice of laws provisions thereof.

13. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:	CELLSTAR CORPORATION, a Delaware corporation

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

CELLSTAR, LTD., a Texas limited partnership

By: National Auto Center, Inc., its General Partner

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

NATIONAL AUTO CENTER, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

CELLSTAR AIR SERVICES, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

CELLSTAR TELECOM, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez
Name:Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

CELLSTAR FINANCO, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

A&S AIR SERVICE, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/SA, a Delaware corporation

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

CELLSTAR FULFILLMENT, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/ASIA, a Delaware corporation

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

AUDIOMEX EXPORT CORP., a Texas corporation

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

NAC HOLDINGS, INC., a Nevada corporation

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: President

CELLSTAR GLOBAL SATELLITE SERVICES, LTD., a Texas limited partnership

By: National Auto Center, Inc., its General Partner

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

CELLSTAR FULFILLMENT LTD., a Texas limited partnership

By: CellStar Fulfillment, Inc., its General Partner

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

FLORIDA PROPERTIES, INC., a Texas corporation

By: /s/ Elaine Flud Rodriguez
Name: Elaine Flud Rodriguez
Title: Sr. VP and General Counsel

AGENT AND LENDERS:	WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By: /s/ Robert Bernier
Name: Robert Bernier
Title: Vice President

FLEET CAPITAL CORPORATION, as a Lender

By: /s/ Dennis M. Hansen
Name: Dennis M. Hansen
Title: Senior Vice President

TEXTRON FINANCIAL CORPORATION, as a Lender

By: /s/ Greg Gentry
Name: Greg Gentry
Title: Porfolio Manager

PNC BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Robin L. Arriola
Name: Robin L. Arriola
Title: Vice President